                                                                   EXHIBIT 10.18

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is made and entered into this 27th day of May 2005, between Ritz Interactive, Inc., a Delaware corporation formerly known as phobo.com, Inc. (the "Company"), America Online, Inc., a Delaware corporation ("AOL") and, solely for the purposes of SECTION 4.1, Ritz Camera, Inc. and David M. Ritz in their capacity as the "Principal Shareholders" under the Co-Sale Agreement (defined below). The Company and AOL are sometimes referred to individually as a "Party" and collectively as the "Parties."

      WHEREAS, pursuant to that certain Securities Purchase Agreement, dated April 6, 2000, between the Company and AOL (as amended to date, the "Securities Purchase Agreement"), the Company issued to AOL 1,495,294 shares of the Company's Series A Preferred Stock (the "Shares");

      WHEREAS, in connection with the Securities Purchase Agreement, the Parties also entered into (i) an Investors' Rights Agreement, dated April 6, 2000 (as amended to date, the "Investors' Rights Agreement"), and (ii) a Co-Sale Agreement, dated April 6, 2000, with Ritz Camera, Inc. and David Ritz as additional parties thereto (as amended to date, the "Co-Sale Agreement" and collectively with the Securities Purchase Agreement and the Investors' Rights Agreement, the "Investment Agreements")

      WHEREAS, pursuant to the terms of the Certificate of Designations of Series A Convertible Redeemable Preferred Stock of the Company (as amended to date, the "Certificate of Designations"), AOL may request the redemption of the Shares by the Company at any time after April 6, 2005;

      WHEREAS, in order to facilitate the Company's anticipated initial public offering of its common stock, AOL is forbearing enforcement of its redemption right and is instead agreeing to sell the Shares to the Company on the terms set forth herein;

      WHEREAS, in lieu of requesting a redemption of the Shares, AOL desires to sell to the Company, and the Company desires to purchase from AOL, the Shares, as well as to terminate all of the remaining obligations of the Parties to each other under the Investment Agreements, in each case upon the terms and conditions set forth herein;

      WHEREAS, each Party is making certain representations, warranties, and covenants herein to induce the other Party to enter into this Agreement.

      NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES

      SECTION 1.1 Purchase and Sale of the Shares.

            (a) On the basis of the representations, warranties and undertakings set forth in this Agreement, AOL hereby sells, transfers and delivers to the Company, and the Company hereby purchases, the Shares, free and clear of all Encumbrances. For purposes of this Agreement, the term "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims (by any person or entity), restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, defects, irregularities and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise other than such encumbrances created by or through the Company.

            (b) The consideration for the purchase of the Shares and the termination of the Investment Agreements as provided herein is the issuance of that certain promissory note, dated as of the date hereof, made by the Company in favor of AOL in the aggregate principal amount of $10,003,517 (a copy of which is attached hereto as Exhibit A, the "Promissory Note"), receipt of which is hereby acknowledged by AOL.

            (c) The Company hereby acknowledges receipt of stock certificate A-1, representing all of the Shares, duly endorsed in blank for transfer.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF AOL

      AOL represents and warrants to the Company as follows:

      SECTION 2.1 Organization; Good Standing. AOL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

      SECTION 2.2 Authority. AOL has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. AOL has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

      SECTION 2.3 Enforceability. This Agreement constitutes a legal, valid and binding obligation of AOL enforceable against AOL in accordance with its terms when executed and delivered by the Parties.

      SECTION 2.4 Consents and Approvals; No Violation. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or entity, including any governmental entity or regulatory authority, is required to be obtained by

AOL in connection with the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by AOL with any of the provisions hereof will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which AOL is a party or by which AOL or any of its properties or assets may be bound; (b) give rise to any Encumbrance on any of the Shares; or
(c) violate any law, regulation, judgment, order, writ, injunction or decree applicable to AOL.

      SECTION 2.5 Title to Stock. AOL is the record and beneficial owner and holder of, and has good, valid record and beneficial title to, the Shares, free and clear of any Encumbrances. The signature on the endorsement of the certificate representing the Shares delivered by AOL to the Company pursuant to
SECTION 1.1(c) is valid and genuine.

      SECTION 2.6 Acknowledgment and Representation of No Equity Interest in the Company. AOL represents and warrants to the Company that, upon consummation of the transactions contemplated by this Agreement, AOL will not own, and will not have any right (whether contractual or otherwise and whether oral or written) to acquire, any equity or debt interest (other than the Promissory Note) of any nature whatsoever in the Company, including, but not limited to, any equity or debt interest (other than the Promissory Note) evidenced by oral or written subscriptions, rights, warrants, options, irrevocable proxies, commitments or agreements of any character.

      SECTION 2.7 Brokers and Finders. AOL has not entered into any contract, arrangement or understanding with any person or entity which may result in the obligation of the Company or AOL to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby, and AOL has not received any notice of a claim for payment against the Company or AOL of any finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to AOL as follows:

      SECTION 3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware, and has corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

      SECTION 3.2 Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

      SECTION 3.3 Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, when executed and delivered by the Parties.

      SECTION 3.4 Consents and Approvals; No Violation. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or entity, including any governmental entity or regulatory authority, is required to be obtained by the Company in connection with the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Company with any of the provisions hereof will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties or assets may be bound; (b) give rise to any Encumbrance on any of the assets of the Company; or (c) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Company.

      SECTION 3.5 Brokers and Finders. The Company has not entered into any contract, arrangement or understanding with any person or entity which may result in the obligation of the Company or AOL to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby, and the Company has not received any notice of a claim for payment against the Company or AOL of any finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      SECTION 3.6 Financials. The Company has heretofore delivered to AOL the unaudited (i) balance sheets of the Company as of December 31, 2004 and March 31, 2005 and (ii) income statement and statement of cash flows for the quarterly period ending March 31, 2005 and the annual period ending December 31, 2004 (the "Financial Statements"). The Financial Statements are (a) in accordance with the books and records of the Company, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and (c) accurately present in all material respects the assets, liabilities (including all reserves) and financial position of the Company as of the dates thereof and the results of operations and changes in cash flows for the period then ended. As of the date of the Financial Statements, there were no liabilities of the Company, which, in accordance with generally accepted accounting principles, were required to have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

      SECTION 3.7 Disclosure. The Company has, in connection with the repurchase by the Company of the Shares hereto, complied in all material respects with
Section 10b-5 of the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      SECTION 3.8 Debt. Except as set forth on Schedule 3.8 to this Agreement, the Company has no outstanding (i) indebtedness for borrowed money, (ii) obligations for the deferred purchase price of property or services other than trade payables not overdue by more than sixty (60) days incurred in the ordinary course of business, (iii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) obligations, contingent or otherwise in respect of letters of credit or similar extensions of credit, (v) debt of others guarantied by the Company.

      SECTION 3.9 Liens. There are no liens, security interests or other charges or encumbrances of any kind on or with respect to the properties of the Company other than (i) liens for taxes, assessments and governmental charges, (ii) liens imposed by law and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, (iii) pledges or deposits to secure public or statutory obligations and (iv) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

      SECTION 4.1 Termination of Investment Agreements. Effective as of the date hereof, each of the Investment Agreements is hereby terminated and of no further force or effect, including but not limited to any provisions of the Investment Agreements that are expressly stated in the Investment Agreements to survive termination.

      SECTION 4.2 Certificate of Elimination. AOL acknowledges that effective as of the date hereof, any rights that it may have had under the Certificate of Designations are terminated. AOL further acknowledges that the Company intends to file a Certificate of Elimination with the Delaware Secretary of State to eliminate the Certificate of Designations.

      SECTION 4.3 Indemnification by the Company. The Company shall indemnify AOL for any losses, damages and expenses that AOL may incur as a result of a breach by the Company of any of its representations and warranties in ARTICLE III (collectively, the "Damages"), provided however that (i) the Damages shall be deemed to be zero if the Company pays the principal and interest obligations pursuant to the Promissory Note in full on or before December 31, 2006, and (ii) AOL may only seek recovery of Damages from the Company after AOL has incurred Damages in excess of $50,000 in the aggregate.

      SECTION 4.4 Further Assurances. Each Party, at the reasonable request of the other Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE V
                                  MISCELLANEOUS

      SECTION 5.1 Expenses. Each Party to this Agreement will pay its own expenses in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including but not limited to, all legal fees, professional fees and other transaction costs.

      SECTION 5.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement. No provision of this Agreement shall be interpreted or construed under any rule of construction against any Party solely because such Party or its legal counsel drafted such provision. On the contrary, this Agreement has been reviewed by each of the Parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all Parties hereto.

      SECTION 5.3 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      SECTION 5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      SECTION 5.5 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      SECTION 5.6 Entire Agreement. This Agreement and the exhibit hereto contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

      SECTION 5.7 Amendments; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each of the Parties hereto. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

      SECTION 5.8 Notices. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by telegram, telex or electronic transmitter (including, without limitation, facsimile) or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee on the date delivery is confirmed, if sent by Federal Express, Express Mail, or other similar overnight delivery service, the date of electronic confirmation of receipt, if sent by telegram, telex, telecopy or electronic transmitter, and three (3) business days after mailing, if sent by certified or registered mail, with postage prepaid, and properly addressed. Notices shall be addressed as provided below:

(a)  If to AOL:           America Online, Inc.
                          22000 AOL Way
                          Dulles, Virginia 20166
                          Facsimile: (703) 265-3001
                          Attention: Senior Vice President - Corporate Finance

     With copy to:        Facsimile:  (703) 265-3992
                          Attention:  General Counsel

(b)  If to the Company:   Ritz Interactive, Inc.
                          2010 Main Street, Suite 400
                          Irvine, California 92614
                          Facsimile: (949) 255-1560
                          Attention: Scott Neamand

     With a copy to:      O'Melveny & Myers, LLP
                          114 Pacifica, Suite 100
                          Irvine, California 92618
                          Facsimile: (949) 737-2300
                          Attention: J. Jay Herron, Esq.

Any party may change its address for this purpose by giving a written notice thereof as herein provided.

      SECTION 5.9 Successors and Assigns. This Agreement shall be binding upon the Parties and their respective permitted successors and assigns. No Party shall assign all or any part of this Agreement without the prior written consent of the other Party, provided, however, that AOL shall be permitted to assign this Agreement to any entity controlling, controlled by or under common control with AOL.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first above written.

RITZ INTERACTIVE, INC.                      AMERICA ONLINE, INC.

By: /s/ Fred H. Lerner                      By: /s/ Arthur Minson
    -------------------------                   -------------------------
Name: Fred H. Lerner                        Name: Arthur Minson
Title: President                            Title: SVP, Corporate Finance

ACKNOWLEDGED AND AGREED TO, SOLELY FOR PURPOSES OF SECTION 4.1, AND ONLY IN THEIR CAPACITY AS THE PRINCIPAL SHAREHOLDERS UNDER THE CO-SALE AGREEMENT:

RITZ CAMERA CENTERS, INC.

By: /s/ David M. Ritz
    -----------------------
Name: David M. Ritz
Title: Chief Executive Officer

/s/ David M. Ritz
-----------------------
DAVID M. RITZ

                                    EXHIBIT A

                                 PROMISSORY NOTE

                               [See Exhibit 10.19]

                                  SCHEDULE 3.8

1. In March 2002, the Company entered into an agreement with Photoalley, Inc. and CMA Business Credit Services to purchase the inventory, any rights to the URL/internet sites and internet related assets, which includes customer email lists, of Photoalley, Inc. Under the terms of the agreement, the Company is obligated to make monthly payments equal to a percentage of net revenues generated from the internet sites for the period of five years.

2. In May 2002, the Company entered into an agreement with CameraWorld.com, Inc. and NACM-Oregon Service Company to purchase any rights to the URL/internet sites and internet related assets, which includes customer email lists, of CameraWorld.com. Under the terms of the agreement, the Company is obligated to make monthly payments equal to a percentage of net revenues generated from the internet sites for the period of five years.

3. In August 2004, the Company entered into an agreement with eAngler, Inc. to purchase any rights to the URL/internet sites and internet related assets, which includes customer email lists, of eAngler.com. Under the terms of the agreement, the Company is obligated to make monthly payments equal to a percentage of net revenues generated from the internet sites for the period of three years, provided that no payments are required to be made unless and until gross revenues from the internet sites exceed approximately $1.4 million. In addition, the Company is obligated to make a payment of up to $25,000 in 2006.